EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2013, except for the effects of the restatement discussed in Note 2 to the consolidated financial statements, as to which the date is December 19, 2014, relating to the financial statements of Fogo de Chão Churrascaria (Holdings) LLC, the predecessor of Fogo de Chão, Inc., which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-203527) filed on June 15, 2015.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

June 23, 2015